UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2005

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information set forth under this Item 7.01 is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Proposed New Senior Credit Facility

On January 20, 2005, Del Monte Corporation (“DMC”), a wholly-owned subsidiary of Del Monte Foods Company (“DMFC” or the “Company”), intends to meet with representatives of potential lenders to Del Monte Corporation in connection with its contemplated new senior secured credit facility (the “Proposed New Credit Facility”). The following discussion of potential terms of the Proposed New Credit Facility is subject to consummation of such Proposed New Credit Facility and is a summary of contemplated material terms as of the date hereof. The closing of the Proposed New Credit Facility is anticipated to occur during early February, 2005. However, the Proposed New Credit Facility may not be consummated, and if consummated, may contain materially different terms from the ones described below.

DMC anticipates that the Proposed New Credit Facility will consist of term loans in an aggregate amount of approximately $600 million and a revolving credit facility with a commitment amount of $350 million. At this time, it is anticipated that approximately $100 million will be borrowed under the revolving credit facility as of the date of execution of the Proposed New Credit Facility. It is anticipated that the Term Loan A will be due in full six years after the date of execution of the Proposed New Credit Facility and that the Term Loan B will be due in full seven years after the date of execution of the Proposed New Credit Facility. The revolving credit facility is anticipated to mature, and the commitments thereunder are anticipated to terminate, on the sixth anniversary of the date of execution of the Proposed New Credit Facility.

The interest rate margins applicable to amounts outstanding under the Proposed New Credit Facility are anticipated to be lower than the interest rate margins currently in effect under DMC’s existing senior secured credit facility. DMC also anticipates that the fees, including the commitment fee, under the Proposed New Credit Facility will be lower than the fees currently in effect under its existing senior secured credit facility.

It is anticipated that the Proposed New Credit Facility will be guaranteed by DMFC and certain domestic subsidiaries of DMC. DMC’s obligations under the Proposed New Credit Facility are anticipated to be secured by a lien on substantially all of its assets. DMC anticipates that DMFC’s obligations under its guaranty will be secured by a pledge of the stock of DMC and the obligations of each subsidiary guarantor under its guaranty will be secured by a lien on substantially all of each such subsidiary guarantor’s assets.

Under the terms of the Proposed New Credit Facility, DMC anticipates that it will be required to meet certain financial tests, including a maximum leverage ratio and a minimum fixed charge coverage ratio. In addition, it is anticipated that the Proposed New Credit Facility will contain customary negative and affirmative covenants. Certain of the covenants in the Proposed New Credit Facility are anticipated to be less restrictive than the corresponding covenants in DMC’s existing credit facility. DMC anticipates that the Proposed New Credit Facility will contain customary events of default, funding conditions, yield protection provisions, representations and warranties and other customary provisions for senior secured credit facilities.

Seasonal Revolver Usage

The following chart setting forth the seasonality of DMC’s usage of its existing revolving credit facility (excluding letters of credit) during calendar year 2004 will also be made available to prospective lenders:

     Seasonal Revolver Usage

In the absence of the closing of the Proposed New Credit Facility and related borrowing under the new revolving credit facility, DMC anticipates that the outstanding balance on its existing revolving credit facility (excluding any outstanding letters of credit) would be approximately zero in early February, 2005.

Use of Non-GAAP Financial Measures

In connection with the Proposed New Credit Facility, DMC will also make available to prospective lenders materials that include EBITDA and as adjusted EBITDA, both non-GAAP financial measures, and is therefore furnishing the information below under this Item 7.01.

EBITDA is defined as net income (loss) before depreciation and amortization; interest expense, net of interest income; and income taxes. Management believes that the presentation of EBITDA may provide useful information to lenders regarding the Company with respect to trending, analyzing and benchmarking the performance and value of the Company’s business. EBITDA, with certain adjustments (different from those described below), is used as a measure in DMC’s debt covenants in its existing credit facilities, and it is anticipated that EBITDA, with certain adjustments (different from those described below), will be used to measure DMC’s compliance with debt covenants under the Proposed New Credit Facility.

In its presentation to the lenders, DMC also will be providing adjusted EBITDA (fiscal 2004, last twelve months ended October 31, 2004, and the two six-month periods ended October 26, 2003 and October 31, 2004) and pro-forma adjusted EBITDA (fiscal 2003), as further described below. DMC believes these non-GAAP financial measures may be useful in developing consistent period-to-period comparisons. This is due, in part, to the fact that on December 20, 2002, the Company merged with certain businesses (the “Acquired Businesses”) of H. J. Heinz Company (NYSE: HNZ). For accounting purposes, fiscal 2003 reported results include the results of operations of the Company’s fruit, vegetable and tomato business only for the period after the December 20, 2002 merger. Reported financial results for periods prior to the merger reflect only the financial results of the Acquired Businesses. Reported results also include expenses and charges that relate to the merger and other events rather than to the routine operation of the Company’s businesses. The Company’s adjustments to its GAAP and GAAP pro-forma results include expenses, gains and losses related to integration and merger-related items, restructuring and, for fiscal 2003, debt refinancing. The Company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the Company’s businesses and believes this information may also be helpful to lenders. The Company cautions readers that the non-GAAP financial measures presented by the Company are intended to supplement the Company’s GAAP and pro-forma GAAP results and are not a substitute for such results.

EBITDA, adjusted EBITDA and pro-forma adjusted EBITDA have limitations as analytical tools, and readers should not consider these financial measures in isolation, or as a substitute for analysis of the Company’s results as reported under generally accepted accounting principles. Some of these limitations are:

•	EBITDA, adjusted EBITDA and pro-forma adjusted EBITDA do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	EBITDA, adjusted EBITDA and pro-forma adjusted EBITDA do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	EBITDA, adjusted EBITDA and pro-forma adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debts;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA, adjusted EBITDA and pro-forma adjusted EBITDA, do not reflect any cash requirements for such replacements; and

•	other companies in the Company’s industry may calculate EBITDA, adjusted EBITDA and pro-forma adjusted EBITDA differently than the Company does, thus limiting its usefulness as a comparative measure company to company.

Because of these limitations, EBITDA, adjusted EBITDA and pro-forma adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business.

The following table provides EBITDA, adjusted EBITDA (fiscal 2004, last twelve months ended October 31, 2004, and the two six-month periods ended October 26, 2003 and October 31, 2004) and pro-forma adjusted EBITDA (fiscal 2003). For fiscal 2004, the last twelve months ended October 31, 2004, and the two six-month periods ended October 26, 2003 and October 31, 2004, the following table provides a reconciliation of historical net income of the Company (computed in accordance with GAAP) to such EBITDA and adjusted EBITDA. For fiscal 2003, the following table provides a reconciliation of historical pro-forma net income to such pro-forma EBITDA and pro-forma adjusted EBITDA. For a reconciliation of fiscal 2003 pro-forma net income to 2003 net income of the Company (computed in accordance with GAAP), see the additional table below.

Reconciliation:

	Fiscal Year			LTM	6 Months Ended
	2003 (a)		2004	Oct 31, 2004	Oct 26, 2003	Oct 31, 2004
	(Pro Forma)

Net Income	$129.3		$164.6	$160.2	$54.5	$50.1
Less: (Income)/ Loss from Discontinued Operations	(3.3)		(3.9)	$(3.3)	(0.3)	0.3

Adjustments to derive EBITDA:
Provision for income taxes	62.6		90.5	$91.8	29.5	30.8
Interest expense	127.2		129.0	118.6	60.9	50.5
Depreciation and amortization expense	79.6		89.5	91.8	43.0	45.3
Calculation adjustments (b)	—		(3.1)	(2.9)	(1.6)	(1.4)

EBITDA	395.4		466.6	456.2	186.0	175.6

Non-GAAP adjustments:
Operating income	80.3	(c)	44.5 (d)	42.6 (e)	14.7 (f)	12.8	(g)
Other income / (expense)	4.5	(h)	—	—	—	—
Calculation adjustments (i)	(4.0)		(0.7)	(0.7)	—	—

Adjusted EBITDA	$476.2		$510.4	$498.1	$200.7	$188.4

(a)	For fiscal 2003, all figures are pro forma. See the following table, including footnote 1 thereof, for a discussion of the fiscal 2003 reported results and pro forma adjustments.

(b)	Represents adjustments to eliminate duplicative reporting within interest expense and depreciation and amortization expense.

(c)	See footnotes 2, 3 and 4 of the following table for a description of these non-GAAP adjustments.

(d)	These non-GAAP adjustments represent integration and restructuring expenses related to the expansion of soup production in our Mendota facility ($6.4), employee termination benefits and retention bonuses ($9.0), distribution network optimization ($9.4), packaging design integration ($9.6) and various other integration costs ($10.1).

(e)	These non-GAAP adjustments represent integration and restructuring expenses related to the expansion of soup production in our Mendota facility ($3.6), employee termination benefits and retention bonuses ($13.1), distribution network optimization ($13.0), packaging design integration ($9.6) and various other integration costs ($3.3).

(f)	These non-GAAP adjustments represent integration and restructuring expenses related to the expansion of soup production in our Mendota facility ($2.8), employee termination benefits and retention bonuses ($3.9), and various other integration costs ($8.0).

(g)	These non-GAAP adjustments represent integration and restructuring expenses related to employee termination benefits and retention bonuses ($8.0), distribution network optimization ($3.6) and various other integration costs ($1.2).

(h)	These non-GAAP adjustments to other expense are related to a loss from foreign exchange related to the Company’s Euro-denominated borrowings in connection with the merger financing ($3.6) and prepayment penalties resulting from early repayment of debt ($0.8).

(i)	Represents adjustments to eliminate duplicative reporting within depreciation and amortization expense and integration expense.

Reconciliation of Fiscal 2003 pro-forma, as adjusted figures:

DEL MONTE FOODS COMPANY
Combined Statements of Income
For the Twelve Months Ended April 27, 2003
(In Millions)

		GAAP	GAAP			Non-GAAP
	GAAP	Pro Forma	Total	Non-GAAP		Pro Forma
	Reported	Adjustments[1]	Pro Forma	Adjustments		As Adjusted

Net sales	$2,092.3	$888.1	$2,980.4	$21.0	[2]	$3,001.4
Cost of products sold	1,533.6	677.3	2,210.9	(30.4	) [3]	2,180.5
Selling, general and administrative	313.6	136.0	449.6	(28.9	) [4]	420.7

Operating income	245.1	74.8	319.9	80.3		400.2

Interest expense	45.3	81.9	127.2	2.5	[5]	129.7
Other income/(expense)	(4.4)	0.3	(4.1)	4.5	[6]	0.4

Income from continuing operations before income taxes	195.4	(6.8)	188.6	82.3		270.9

Provision for income taxes	65.2	(2.6)	62.6	34.3	[7]	96.9

Income from continuing operations	130.2	(4.2)	126.0	48.0		174.0

Income from discontinued operations before income taxes	5.7	—	5.7	1.6	[8]	7.3
Income taxes	2.4	—	2.4	0.7	[7]	3.1

Income from Discontinued Operations	3.3	—	3.3	0.9		4.2

Net income	$133.5	$(4.2)	$129.3	$48.9		$178.2

1.	The historical GAAP Reported consolidated statements of income include the results of operations for the Acquired Businesses, and the results of Del Monte Brands from the December 20, 2002 merger date. For comparability, the GAAP Total Pro Forma consolidated statements of income include a pro forma adjustment for the results of Del Monte Brands for the entire period presented. Cost of products sold includes $1.0 million of pro forma depreciation expense to recognize the unwinding of Acquired Businesses assets held under synthetic lease obligations. SG&A excludes $34.6 million of Del Monte Brands merger-related expenses incurred prior to the December 20, 2002 merger date. Interest expense includes $49.7 million of additional pro forma expense as if the merger and related financing occurred on the first day of the fiscal year.

2.	Net sales exclude Acquired Businesses adjustments of $7.6 million for trade promotion expenses related to a change in estimate for liabilities associated with accounts receivable deductions, $7.0 million related to a change in estimate related to prior periods, and $9.7 million for trade promotion and other sales related expenses and a $4.3 million reduction in Del Monte Brands new item introduction expenses resulting from conforming accounting practices, and other sales adjustments of $1.0 million.

3.	In accordance with purchase accounting rules applied to the merger, Del Monte Brands inventory was increased to fair market value. This inventory step-up increases cost of products sold as inventory on-hand at the acquisition date is sold. Cost of products sold excludes $25.5 million from inventory step-up, and $4.0 million for incremental depreciation resulting from the step-up of fixed assets to their fair market value. Cost of products sold also excludes Acquired Businesses inventory adjustments of $1.5 million relating to revisions in the parent company overhead rates as of the merger date, $0.1 million of Acquired Businesses restructuring expense, and other adjustments of $0.7 million.

4.	SG&A excludes $18.3 million of integration expenses, $3.5 million of allocated parent company costs for the Acquired Businesses, and $4.0 million of incentive and retention compensation for the Acquired Businesses. SG&A also excludes legal settlement costs of $3.0 million. In addition, SG&A excludes a $0.6 million credit resulting from conforming accounting practices for Del Monte Brands package design costs, and other adjustments of $0.7 million.

5.	Interest expense excludes $4.7 million of interest income resulting from the amortization of a loss from interest rate swap agreements, and $2.2 million of expense for previously capitalized debt issuance costs from the early repayment of debt.

6.	Other expense excludes a $3.6 million loss from foreign exchange related to the Company’s Euro-denominated borrowings in connection with the merger financing and $0.8 million of prepayment penalties as a result of early repayment of debt.

7.	Income taxes are presented to reflect the impact of the adjustments noted at the effective tax rate.

8.	Excludes a credit adjustment of $1.0 million for trade promotion expenses related to a change in estimate for liabilities associated with accounts receivable deductions and $2.6 million of restructuring expense.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements conveying management’s expectations as to the future based on plans, estimates and projections at the time hereof. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this Current Report include statements related to the possible offering of the Proposed New Credit Facility, including the terms related to such transaction and the possible completion of such transaction, as well as the expected balance under the Company’s existing revolving credit facility. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. A number of factors, including without limitation market conditions affecting each of the proposed transactions and factors affecting the Company such as those described in the Company’s filings with the SEC from time to time, may affect the outcome, terms, timing or cancellation of such transactions. The Company does not undertake to update any forward-looking statements in light of new information or future events.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: January 20, 2005	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary